SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 12, 2002


                              QUANTA SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


        1-13831                                            74-2851603
(Commission File No.)                          (IRS Employer Identification No.)


                       1360 Post Oak Boulevard, Suite 2100
                              Houston, Texas 77056
          (Address of principal executive offices, including ZIP code)



                                 (713) 629-7600
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

         On February 12, 2002, the Special Committee of the Board of Directors of Quanta Services, Inc., a Delaware corporation, authorized the amendment of the Rights Agreement, dated March 8, 2000, by and between Quanta and American Stock Transfer & Trust Company, as rights agent, as amended by Amendment No. 1 thereto. Following such Special Committee action, Quanta entered into Amendment No. 2 to the Rights Agreement on February 13, 2002. Amendment No. 2 provides that only outstanding shares of Quanta voting stock are to be counted in calculating the number of shares that UtiliCorp United Inc. could acquire while remaining an Exempt Person under the Rights Agreement. As amended, the Rights Agreement permits UtiliCorp to beneficially own up to 39% of the outstanding shares of Quanta common stock (assuming conversion of all outstanding shares of Quanta's series A preferred stock) or such greater percentage as it may own as of the earlier of notice to UtiliCorp of, or public announcement of, Amendment No. 2.

         A copy of Amendment No. 2 is attached to this filing as an exhibit and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to Amendment No. 2. A copy of Quanta's press release of February 13, 2002 announcing Amendment No. 2 is attached to this filing as an exhibit and is incorporated herein by reference.



ITEM 7.  EXHIBITS.

4.9 Amendment No. 2 to the Rights Agreement, dated as of February 13, 2002, by and between Quanta Services, Inc., a Delaware corporation, and American Stock Transfer & Trust Company, as rights agent.

99.1              Press Release of Quanta Services, Inc., dated February 13,
                  2002



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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Dated: February 15, 2002
                                            QUANTA SERVICES, INC.


                                        By:   /s/  Dana A. Gordon
                                           ------------------------------------
                                           Name:  Dana A. Gordon
                                           Title: Vice President - General
                                                  Counsel